UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 10, 2005

                                 ROOMLINX, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Nevada                          000-26213             83-0401552
--------------------------------------------------------------------------------
(State or Other Jurisdiction      (Commission File Number)     (IRS Employer
     of Incorporation)                                       Identification No.)


    401 Hackensack Avenue, 3rd Floor, Hackensack, New Jersey            07601
--------------------------------------------------------------------------------
    (Address of principal executive offices)                          (Zip Code)

        Registrant's telephone number, including area code (201) 525-1777

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

      On August 10, 2005, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Registrant, a wholly-owned subsidiary of the Registrant ("Subcorp") and SuiteSpeed, Inc. ("SuiteSpeed") pursuant to which, concurrent with the execution of the Merger Agreement (a) Subcorp merged with and into SuiteSpeed, (b) SuiteSpeed became a wholly-owned subsidiary of the Registrant, (c) the Registrant became obligated to issue a total of 21,450,000 shares of its Common Stock to the former stockholders of SuiteSpeed and (d) the Registrant became obligated to issue a total of 6,183,870 additional shares of its Common Stock to cancel certain indebtedness of SuiteSpeed to its principal stockholder, Michael Wasik.

      Pursuant to the Merger Agreement, Michael Wasik assumed the title of Executive Vice President of the Wireless LAN Division of the Registrant. At the closing, he entered into an employment agreement with a two year term providing for base salary of $150,000 and stock options covering 1,000,000 shares of the registrant's common stock. Subsequently, Mr. Wasik assumed the title of Chief Executive Officer of the Registrant and as of October 15, 2005 reduced his salary from $150,000 per year to $75,000 per year. Concurrently, Aaron Dobrinsky reduced his salary from $200,000 per year to $75,000 per year.

      SuiteSpeed is a provider of high-speed wireless Internet access solutions to hotels. Prior to the negotiation of this transaction, there was no material relationship between SuiteSpeed and the Registrant.

Item 2.01      Completion of Acquisition or Disposition of Assets

      Reference is made to Item 1.01. On August 10, 2005, the Registrant consummated the transactions contemplated by the Merger Agreement, pursuant to which (a) Subcorp merged with and into SuiteSpeed, (b) SuiteSpeed became a wholly-owned subsidiary of the Registrant, (c) the Registrant became obligated to issue a total of 21,450,000 shares of its Common Stock to the former stockholders of SuiteSpeed and (d) the Registrant became obligated to issue a total of 6,183,870 additional shares of its Common Stock to cancel certain indebtedness of SuiteSpeed to its principal stockholder.

Item 3.02      Unregistered Sales of Equity Securities.

      Reference is made to Item 1.01 with respect to the issuance by the Registrant of 21,450,000 shares of the Registrant's common stock to the former stockholders of SuiteSpeed and the issuance by the Registrant of 6,183,870 shares to Suitespeed's principal stockholder in cancellation of indebtedness owed by SuiteSpeed. These shares were issued in a private placement of securities exempt from registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act. There are a total of five persons who will receive shares of the Registrant's common stock pursuant to the Merger Agreement. Holders owning more than 98% of the outstanding SuiteSpeed shares have provided the Registrant with investment representations and the remaining holders will be required to provide such representations when exchanging their SuiteSpeed shares for shares of the Registrant's common stock

      The Registrant will arrange for the certificates representing the securities issued pursuant to the Merger Agreement to be legended and subject to stop transfer restrictions. The Registrant did not engage in any form of general solicitation or general advertising in connection with these issuances.

Item 9.01 Financial Statements and Exhibits.

(a)   Financial Statements of businesses acquired.

      Audited Financial Statements of SuiteSpeed, Inc. as of and for the Year Ended December 31, 2004:

      Independent Auditors' Report
      Balance Sheet as of December 31, 2004
      Statement of Operations for the years ended December 31, 2004 and 2003 Statements of Shareholders' (Deficit) for the years ended December 31, 2004 and 2003
      Statement of Cash Flows for the years ended December 31, 2004 and 2003 Notes to Financial Statements

      Unaudited Financial Statements of SuiteSpeed, Inc. as of and for the Six Months Ended June 30, 2005:

      Balance Sheet
      Statement of Operations
      Statement of Cash Flows
      Notes to Financial Statements

(b)   Pro forma financial information.

      Unaudited Pro Forma Condensed Combined Financial Statements as of and for the Year Ended December 31, 2004:

      Unaudited Pro Forma Condensed Combined Balance Sheet
      Unaudited Pro Forma Condensed Combined Statement of Operations
      Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

      Unauditied Pro Forma Condensed Combined Financial Statements as of and for the Six Months Ended June 30, 2005.

      Unaudited Pro Forma Condensed Combined Balance Sheet
      Unaudited Pro Forma Condensed Combined Statement of Operations
      Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(c)   Exhibits.

      The following exhibits have been filed with this Current Report on Form 8-K (as filed on August 16, 2005):

      Exhibit 10.1 Agreement and Plan of Merger, dated as of August 10, 2005, by and among RoomLinX, Inc., SS-R Acquisition Corp. and SuiteSpeed, Inc.

      Exhibit 10.2 Employment Agreement, dated as of August 10, 2005, between the Registrant and Michael Wasik.

      Exhibit 99.1      Press release dated August 10, 2005.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ROOMLINX, INC.

                                        By: /s/ Michael Wasik
                                            ------------------------------------
                                            Name: Michael Wasik
                                            Title: Chief Executive Officer

Dated:  December 2, 2005

                        EXHIBIT INDEX (PREVIOUSLY FILED)

      Exhibit 10.1 Agreement and Plan of Merger, dated as of August 10, 2005, by and among RoomLinX, Inc., SS-R Acqusition Corp. and SuiteSpeed, Inc.

      Exhibit 10.2 Employment Agreement, dated as of August 10, 2005, between the Registrant and Michael Wasik.

      Exhibit 99.1      Press release dated August 10, 2005.

                                     [LOGO]
                                      SWS
                           STARK o WINTER o SCHENKEIN

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
SuiteSpeed, Inc.
Broomfield, Colorado

We have audited the accompanying balance sheet of SuiteSpeed Inc. as of December 31, 2004 and the related statements of operations, changes in shareholders' deficit and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, and has working capital and stockholders' deficits. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SuiteSpeed, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ Stark Winter Schenkein & Co., LLP

September 22, 2005 Denver,
Colorado


      STARK o WINTER o SCHENKEIN &Co., LLP o Certified Public Accountants
                            o Financial Consultants
--------------------------------------------------------------------------------
         7535 EAST HAMPDEN AVENUE o SUITE 109 o DENVER, COLORADO 80231
        PHONE: 303.694.6700 o FAX: 303.694.6761 o TOLL FREE: 888.766.3985
                               o WWW.SWSCPAS.COM

                                SUITESPEED. INC.
                                  Balance Sheet
                                December 31, 2004

ASSETS
Current assets:
     Cash                                                           $    31,381
     Accounts receivable                                                 78,297
     Inventory                                                            5,033
     Prepaid and other current assets                                     5,901
                                                                    -----------
Total current assets                                                    310,612
                                                                    -----------

Property and equipment, net                                             298,014
                                                                    -----------

                                                                    $   608,626
                                                                    ===========


LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities:
     Accounts payable and accrued expenses                          $   154,804
     Related party accrued expenses                                      14,063
     Deferred revenue                                                   568,221
     Note payable                                                       300,000
     Related party notes payable                                        170,000
     Other current liabilities                                           24,915
                                                                    -----------
Total current liabilities                                             1,232,003
                                                                    -----------

Commitments and contingencies

Stockholders' (Deficit)
     Preferred stock, stated value $0.0001,
          5,000,000 shares authorized;
          none issued and outstanding
     Common stock, $0.0001 par value,
          5,000,000 shares authorized;
          2,002,086 shares issued and outstanding                           200
   Additional paid in capital                                             1,043
     Accumulated (deficit)                                             (624,620)
                                                                    -----------
                                                                       (623,377)
                                                                    -----------

                                                                    $   608,626
                                                                    ===========

 The accompanying footnotes are an integral part of these financial statements.

                                SUITESPEED, INC.
                            Statements of Operations
                 For the Years Ended December 31, 2004 and 2003

                                                            2004              2003
                                                         -----------      -----------
Revenue
    System sales and installation                        $ 1,005,384      $    52,818
    Service, maintenance and usage                           487,463          185,845
                                                         -----------      -----------
                                                           1,492,847          238,663
                                                         -----------      -----------
Costs and expenses

   Stock compensation                                          1,043               --
    System sales and installation                            660,609          146,023
    Service, maintenance and usage                           280,676           79,586
    Sales and marketing                                      100,222           33,595
    General and administrative                               439,348          258,573
    Depreciation                                             115,429           31,095
                                                         -----------      -----------
                                                           1,597,327          548,872
                                                         -----------      -----------

(Loss) before other costs and expenses                      (104,480)        (310,209)

Other costs and expenses
      Interest expense                                        20,149              213
                                                         -----------      -----------

Net (loss)                                               $  (124,629)     $  (310,422)
                                                         ===========      ===========


Per Share Information - Basic and Diluted
   Net (loss) per share                                  $     (0.06)     $     (0.16)
                                                         ===========      ===========


Weighted-average number of common shares outstanding       2,000,429        2,000,000
                                                         ===========      ===========

 The accompanying footnotes are an integral part of these financial statements.

                                SUITESPEED, INC.
                      Statement of Stockholders' (Deficit)
                 For the Years Ended December 31, 2004 and 2003

                                                                                Additional
                                                     Common Stock                Paid in                 Accumulated
                                                Shares           Amount          Capital         (Deficit)           Total
                                             ------------     ------------     ------------     ------------      ------------
Balance as of December 31, 2002                 2,000,000     $        200     $         --     $   (189,569)     $   (189,369)
   Net (loss)                                                                                       (310,422)         (310,422)
                                             ------------     ------------     ------------     ------------      ------------

Balance as of December 31, 2003                 2,000,000              200               --         (499,991)         (499,791)

Issue shares of common stock for payment
of services                                         2,086               --            1,043               --             1,043
   Net (loss)                                                                                       (124,629)         (124,629)
                                             ------------     ------------     ------------     ------------      ------------

Balance as of December 31, 2004                 2,002,086     $        200     $      1,043     $   (624,620)     $   (623,377)
                                             ============     ============     ============     ============      ============

 The accompanying footnotes are an integral part of these financial statements.

                                SUITESPEED, INC.
                            Statements of Cash Flows
                 For the Years Ended December 31, 2004 and 2003

                                                                       2004          2003
                                                                    ---------      ---------
Operating activities
Net (loss)                                                          $(124,629)     $(310,422)
Adjustments to reconcile net (loss)
to cash provided by (used in)
operating activities
    Depreciation                                                      115,429         31,095
    (Increase) in accounts receivable                                  (5,721)      (172,385)
    (Increase)  in inventory                                          (54,410)       (32,785)
    (Increase) decrease in prepaid assets                              (5,901)         3,406
    Increase in deferred revenue                                      145,691        385,340
    Increase in accounts payable and accrued expenses                  64,398          4,893

    Increase in related party accrued expenses                         14,063             --
    Increase in other liabilities                                       8,615         13,300
                                                                    ---------      ---------
Cash provided by (used in) operating activities                       157,535        (77,558)
                                                                    ---------      ---------

Investing activities
    Purchase of property and equipment                               (220,175)      (203,014)
                                                                    ---------      ---------
Cash (used in) investing activities                                  (220,175)      (203,014)
                                                                    ---------      ---------

Financing activities
    (Repayment) proceeds from related parties, net                   (212,727)        82,250

    Proceeds from Bank loan                                           300,000             --
                                                                    ---------      ---------
Cash provided by financing activities                                  87,273         82,250
                                                                    ---------      ---------

Net increase (decrease) in cash                                        24,633       (198,322)
Cash, beginning of year                                                 6,748        205,070
                                                                    ---------      ---------
Cash, end of year                                                   $  31,381      $   6,748
                                                                    =========      =========

Cash interest paid                                                  $  10,301      $     213
                                                                    =========      =========

Cash paid for income taxes                                          $      --      $      --
                                                                    =========      =========

Non-cash investing and financing activities
    Issuance of common stock for settlement of accounts payable     $   1,043      $      --
                                                                    =========      =========

 The accompanying footnotes are an integral part of these financial statements.

                                SUITESPEED, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE 1 - DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

The Company sells, installs and services hardware and software for wired networking solutions and Wireless Fidelity networking solutions, also known as Wi-Fi, for high speed internet access to hotels, convention centers, and apartments. The Company installs and provides services that address the productivity and communications needs of hotel guests, convention center exhibitors, and apartment residents. The Company specializes in providing advanced Wi-Fi wireless services such as the wireless standards known as 802.11a/b/g. The Company has utilized employees and third party contractors to install such hardware and software.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

The Company has experienced losses from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the year ended December 31, 2004, the Company incurred a net (loss) of $124,629. At December 31, 2004, the Company had a working capital (deficit) of $(921,391) and stockholders' (deficit) of $(623,377).

The Company's ability to continue as a going concern is contingent upon its ability to obtain capital, incur debt or be party to an acquisition agreement. The Company is reliant on advances from affiliates to maintain operations and is currently seeking acquisition candidates and capital.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

Cash equivalents consist of highly liquid investments with an original maturity of three months or less when purchased.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates that affect the financial statements include, but are not limited to: collectibility of accounts receivable, amortization periods and recoverability of long-lived assets.

Receivables and Credit Policies

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects the Company's best estimate of the amounts that may not be collected. This estimate is based on reviews of all balances in excess of 90 days from the invoice date and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. The Company reviews its valuation allowance on a quarterly basis. At December 31, 2004, the Company determined that there was no need for a valuation allowance.

Inventories

Inventory, principally wireless devices related to Wi-Fi installations, is stated at the lower of cost (first-in, first-out) basis or market. Inventories are recorded net of any reserve for excess and obsolescence.

Work in Progress

Work in progress represents the cost of wireless equipment and third party installation related to installations which were not completed prior to year end. No profits have been recognized with respect to work in progress. As of December 31, 2004 there was no work in progress.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets, including assets held under capital leases, ranging from two to seven years. Expenditures for maintenance and repairs are charged to expense as incurred.

Revenue and Deferred Revenue

Over the course of its development, the Company has derived revenue from the following sources:

      (i) Revenue from the sale and installation of Wi-Fi wireless networking solutions is recognized under contracted arrangements upon delivery and installation at customer sites where the fee is fixed or determinable and collection is probable. Where the contracted arrangement provides for customer acceptance or there is uncertainty about customer acceptance, revenue is deferred until the Company has evidence of customer acceptance. Customers generally do not have the right to return.

      (ii) Revenue from the lease of Wi-Fi wireless networking solutions installed by the Company under contracted arrangements are accounted for as either an operating lease or a "Sales Type Financing" capital lease in the event title to the equipment transfers to the customer. Under the terms of the installation contract, 50% of the cost of installation is invoiced and due at the time of contract execution and the remaining 50% is invoiced and due upon acceptance of the installation of the equipment, resulting in the total cost of installation being invoiced in advance of the lease term. These invoices are reclassified to Deferred Revenue, which is amortized on a straight line basis over the life of the contract term.

      (iii) Service maintenance and monitoring revenue ("Recurring Revenue") are recognized under contracted arrangements with customers when the fee is fixed or determinable and collection is probable. Service and maintenance contract revenue is recognized ratably over the contractual period. Usage fees are recognized under specific customer contracts as services are rendered where the fee is fixed or determinable and collection is probable.

Deferred revenue consists of payments received in advance of revenue being earned under installation and service contracts described above. Specific to installations, contracted arrangements in which title to the installed equipment either remains with the Company or transfers to the customer at the end of the term via a bargain purchase option is recorded to deferred revenue and is amortized to installation revenue on a straight line basis over the life of the service contract. Additionally, service maintenance and monitoring fees are invoiced in advance of the quarter such service is provided. This deferred revenue is amortized to recurring revenue monthly as earned.

Income Taxes

Deferred income taxes are determined using the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recorded when the expected recognition of a deferred tax asset is considered to be unlikely.

Stock-Based Employee Compensation

The Company accounts for employee stock-based compensation in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees", using an intrinsic value approach to measure compensation expense, if any. Under this method, compensation expense is recorded on the date of the grant only if the current market price of the underlying stock exceeds the exercise price. Options issued to non-employees are accounted for in accordance with SFAS 123, "Accounting for Stock-Based Compensation", and SFAS No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure, using a fair value approach. SFAS No. 123 established accounting and disclosure requirements using a fair value-basis method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123. Had the Company elected to recognize compensation cost based on the fair value of the stock options at the date of grant under SFAS 123, such costs would have been recognized ratably over the vesting period of the underlying instruments.

Had the Company elected to recognize compensation cost based on the fair value of the stock options at the date of grant under SFAS 123, such costs would have been recognized ratably over the vesting period of the underlying instruments and the Company's net loss and net loss per common share would have increased to the pro forma amounts indicated in the table below.

                                                                                         Year ended
                                                                                     December 31, 2004
                                                                                     ------------------
Net (loss)                                                                           $         (124,629)
Add: Total stock-based employee compensation expense determined under fair value
based method for all awards                                                          $          (14,272)
                                                                                     ------------------
Pro forma net (loss)                                                                 $         (138,901)
                                                                                     ==================
Net (loss) per share, as reported                                                    $            (0.06)
                                                                                     ==================
Pro forma net (loss) per share                                                       $            (0.07)
                                                                                     ==================

The pro forma results above are not intended to be indicative of or a projection of future results.

Earnings (Loss) Per share

The Company computes net loss per share under the provisions of SFAS No. 128, "Earnings per Share" (SFAS 128), and SEC Staff Accounting Bulletin No. 98 (SAB
98). Under the provisions of SFAS 128 and SAB 98, basic loss per share is computed by dividing the Company's net loss attributable to common stockholders for the year by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share excludes potential common shares if the effect is antidilutive. Diluted loss per share is determined in the same manner as basic loss per share except that the number of shares is increased assuming exercise of dilutive stock options using the treasury stock method.

At December 31, 2004, stock options outstanding for 78,000 shares have been excluded since they are antidilutive.

Fair Value of Financial Instruments

The carrying amounts of the Company's financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable approximate their fair values due to the short maturity of these items.

Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board ("FASB") issued SFAS 151, "Inventory Costs - An Amendment of ARB No. 43, Chapter 4" ("SFAS 151"). SFAS 151 amends the guidance in ARB No. 43, Chapter 4 to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). The provisions of SFAS 151 are effective for inventory costs incurred during fiscal years beginnng after June 15, 2005. The adoption of SFAS 151 is not expected to have a material effect on the Company's financial condition or results of operations.

In December 2004, the FASB issued SFAS 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29" ("SFAS 153"). SFAS 153 amends APB Opinion 29 to eliminate the similar productive asset exception and establishes that exchanges of productive assets should be accounted for at fair value, rather than at carryover basis unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits, (2) the transaction is an exchange transaction to facilitate sales to customers, or
(3) the transaction lacks commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS 153 are effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material effect on the Company's financial condition or results of operations.

In December 2004, the FASB issued SFAS 123R, "Share-Based Payment". SFAS 123R establishes that employee services received in exchange for share-based payments result in a cost that should be recognized in the income statement as an expense when the services are consumed by the enterprise. It further establishes that those expenses be measured at fair value determined as of the grant date. For the Company, the provisions of SFAS 123R become effective as of the beginning of the first annual reporting period that begins after December 15, 2005. The Company is currently evaluating the effect that the adoption of SFAS 123R will have on the Company's financial condition and results of operations.

NOTE 3 - PROPERTY AND EQUIPMENT

The components of property and equipment as of December 31, 2004, are as follows:

                                                   Accumulated
                                      Cost         Depreciation      Book Value
                                  ------------     ------------     ------------
Furnishings                       $      8,403     $      1,333     $      7,070
Assets held for Lease                  441,134          150,190          290,944
                                  ------------     ------------     ------------
                                  $    449,537     $    151,523     $    298,014
                                  ============     ============     ============

Depreciation expense for the years ended December 31, 2004 and 2003, totaled $115,429 and $31,095, respectively.

NOTE 4 - NOTES PAYABLE

At December 31, 2004, the Company had a bank note of $300,000 and related party notes payable of $170,000.

The bank note is a $300,000 carve out of a $500,000 Line of Credit to a related party. Under the terms of the note, accounts receivable and inventory collateralize the outstanding balance. In addition, the majority shareholder of the Company has personally guaranteed the loan balance. As of December 31, 2004, the interest rate was 6.0%. The Line of Credit matured on March 31, 2005. This date was initially extended to June 30, 2005 at the request of the Company. Thereafter, the parties executed a new credit facility with a maturity date of September 1, 2006, for the line of credit. Concomitant with the extension of the line of credit, the Company's $300,000 carve out was termed with a maturity date of September 1, 2006. Under the term note, the Company agreed to make monthly principal payments of $10,000 plus interest until September 1, 2006, at which time a balloon payment for the remaining principal balance of $180,000 is due.

Each of the Company related party notes payable are unsecured, bear interest at 5.5% and are payable on demand with a maturity date of December 31, 2005. During the year ended December 31, 2004, the Company did not make any loan interest payments on the $170,000 of related party notes. Accordingly at December 31, 2004, the Company had accrued interest payable of $9,848. On August 10, 2005, as described in Note 8, the Company executed a merger with RoomlinX, Inc. at which time the related party interest payable had accumulated to $15,491. The related party distributed the face amount of the notes payable plus accrued interest totaling $185,491 to its majority shareholder, who is also the majority shareholder of the Company. Immediately thereafter, RoomlinX issued 6,183,870 shares of common stock in exchange for and full payment of the total amount owed to such shareholder.

NOTE 5 - RELATED PARTY TRANSACTIONS

A substantial portion of the Company's working capital and personnel were funded by the related party through 2003, either as a loan or as a payable. In addition, the Company leases office space from this related party. Additional shared services include employee benefits including the employee health plan and the 401k Plan.

During the year ended December 31, 2004, the Company made rent payments of $30,000 directly to the lessee and $3,179 in employee benefits to the related party. At December 31, 2004, the total amount due to the related party was $14,063, consisting of $9,848 of accrued interest and $4,215 of accrued employee benefits.

NOTE 6 - STOCKHOLDERS' DEFICIT

Common Stock

As of December 31, 2004, 2,002,086 shares of Common Stock were issued and outstanding of which 2,086 shares were issued pursuant to a partial payment totaling $1,043 for services provided by a consultant.

Stock Options

The Company adopted a long term incentive stock option plan (the "Stock Option Plan") effective January 1, 2004. The Stock Option Plan provides for the issuance of 1,000,000 shares of common stock upon exercise of options which may be granted pursuant to the Stock Option Plan. As of December 31, 2004, options granted to purchase 78,000 shares were outstanding and 922,000 shares are available for future grants of options. The options vest over a four year period from the date of issue and are exercisable for a period of no more than 10 years with the exception that all outstanding options become immediately exercisable concomitant with a liquidating event. On August 8, 2005 (See Note 8) such an event occurred with the sale of 100% of the outstanding shares of common stock to RoomlinX.

A summary of stock option activity for 2004 is as follows:

                                                             2004
                                               ---------------------------------
                                                                Weighted Average
                                                  Shares         Exercise Price
                                               --------------    --------------
Outstanding, beginning of year                             --    $           --
Granted                                               128,000    $         0.46
Exercised                                                  --                --
Forfeited                                             (50,000)               --
                                               --------------
Outstanding on December 31,                            78,000    $         0.43
                                               ==============
Exercisable on December 31,                            34,666    $         0.50
                                               ==============
Shares available for grant on December 31,            922,000
                                               ==============

The following table summarizes information about the Company's stock options, at December 31, 2004:

                                         Outstanding Stock Options                               Exercisable Stock
                          --------------------------------------------------------     --------------------------------------
                                             Remaining
                                            Contractual         Weighted Average                           Weighted Average
 Exercise Prices             Shares            Life              Exercise Price           Shares            Exercise Price
----------------------    -------------    --------------     --------------------     ------------      --------------------
   $0.01                        10,500         7-10           $               0.01           10,500      $               0.01
   $0.50                        67,500         7-10           $               0.50           24,166      $               0.50
                          ------------                        --------------------     ------------      --------------------
                                78,000                        $               0.43           34,666      $               0.19
                          ============                        ====================     ============      ====================

NOTE 7 - INCOME TAXES

Prior to 2004, the Company filed its corporate tax returns as an S Corporation, a pass through entity for income tax reporting purposes; as such, the Company's taxable losses passed through to its shareholders on a pro rata basis consistent with their ownership interests. Accordingly, there was no Federal Net Operating Loss ("NOL") carryforward at December 31, 2003.

Effective January 1, 2004 the Company converted from an S Corporation to a C Corporation for income tax reporting purposes. For the taxable year ended December 31, 2004, the Company generated a taxable net operating loss of approximately $238,000. Utilization of this NOL carryforward to offset future taxable earnings may be carried forward for a period of 20 years; accordingly, this NOL expires through 2024. The Tax Reform Act of 1986 enacted a complex set of rules limiting the potential utilization of net operating loss and tax credit carryforwards in periods following a corporate "ownership change." The Company has not performed a detailed analysis to determine the amount of the potential limitations.

The Company's statutory tax rate is reduced to zero due to the impact of unbenefited tax loss carryforwards.

Deferred income taxes result principally from temporary differences in the recognition of certain revenue and expense items for financial and income tax reporting purposes. Deferred tax assets and liabilities of the Company as of December 31, 2004, are as follows:

Deferred income tax assets:
         Net operating  (loss) carryforwards                          $ 237,650
         Valuation allowance for deferred income tax assets            (237,650)
                                                                      ---------
         Net deferred income tax assets                               $      --
                                                                      =========

Due to the uncertainty surrounding the realization of deferred income tax assets in future income tax returns, the Company has recorded a 100% valuation allowance against its deferred income tax asset.

A reconciliation between the Company's effective tax rate and the Federal and State statutory rates as of December 31, 2004, is as follows:

Statutory federal and state income tax (benefit) at 39%                $(92,700)
         Non-deductible expenses                                          6,000
         Temporary Differences
            Direct Financing Capital Leases                              19,500
         Valuation Allowance                                             67,200
                                                                       --------
         Total                                                         $     --
                                                                       ========

NOTE 8 - SUBSEQUENT EVENTS

Merger with RoomlinX, Inc.

On April 1, 2005, the Company entered into a non-binding letter of intent to sell all of its outstanding stock in exchange for 21,450,000 shares of common stock of RoomlinX, Inc. Subsequently on August 10, 2005, this acquisition was executed. Immediately prior to the execution of this transaction, the individuals with stock options terminated their rights to exercise their SuiteSpeed options, which had an option price of $0.50 per share in exchange for a corresponding number of options in RoomlinX with an option price of $0.03 per share.

Stock Issued in lieu of Payment

The Company had engaged an investment banker while exploring several opportunities regarding the sale of its stock. In exchange for that service, on January 1, 2005 the Company issued 233,406 shares of common stock to SilverLeaf Consulting LLC in lieu of a $10,000 payment.

                                SUITESPEED. INC.
                                  Balance Sheet
                                  June 30, 2005
                                   (Unaudited)

ASSETS
Current assets:
     Cash                                                             $  10,581
     Accounts receivable                                                163,508
     Inventory                                                           64,014

     Prepaid and other current assets                                     9,418
                                                                      ---------
Total current assets                                                    247,521
                                                                      ---------

Property and equipment, net                                             282,684
                                                                      ---------

                                                                      $ 530,205
                                                                      =========

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities:
     Accounts payable and accrued expenses                            $ 126,203

     Related party accrued expenses                                      15,491
     Deferred revenue                                                   485,265

     Note payable, current portion                                       80,000
     Related party notes payable                                        170,000

     Other current liabilities                                           26,615
                                                                      ---------
Total current liabilities                                               903,574
                                                                      ---------

Notes payable, non-current                                              220,000
                                                                      ---------

Commitments and contingencies

Stockholders' (Deficit)
     Preferred stock, stated value $0.0001,
          5,000,000 shares authorized;

          none issued and outstanding                                        --
     Common stock, $0.0001 par value,
          5,000,000 shares authorized;

          2,240,492 shares issued and outstanding                           224

   Additional paid in capital                                            13,519
     Accumulated (deficit)                                             (607,112)
                                                                      ---------
                                                                       (593,369)
                                                                      ---------

                                                                      $ 530,205
                                                                      =========

The accompanying footnotes are an integral part of these financial statements.

                                SUITESPEED, INC.
                            Statements of Operations
                                   (Unaudited)

                                                          Three Months Ended                      Six Months Ended
                                                  ---------------------------------      ---------------------------------
                                                  June 30, 2005      June 30, 2004       June 30, 2005      June 30, 2004
                                                  --------------     --------------      --------------     --------------
Revenue
    System sales and installation                 $      118,200     $      427,126      $      199,231     $      593,855
    Service, maintenance and usage                       134,735            117,899             283,581            220,424
                                                  --------------     --------------      --------------     --------------
                                                         252,935            545,025             482,812            814,279
                                                  --------------     --------------      --------------     --------------
Costs and expenses
   Stock compensation                                         --                 --              12,500                 --
    System sales and installation                         20,357            351,285              21,762            500,266
    Service, maintenance and usage                        75,007             46,611             133,097             85,762
    Sales and marketing                                   18,012             28,870              37,036             69,912
    General and administrative                            90,548             91,360             175,172            207,938
    Depreciation                                          40,068             22,090              79,846             41,001
                                                  --------------     --------------      --------------     --------------
                                                         243,992            540,216             459,413            904,878
                                                  --------------     --------------      --------------     --------------

Income (loss) before other costs and expenses              8,943              4,809              23,399            (90,599)

Other costs and expenses
    Interest expense                                       7,580              6,680              14,293              8,144
                                                  --------------     --------------      --------------     --------------

Net income (loss)                                 $        1,363     $       (1,871)     $        9,106     $      (98,742)
                                                  ==============     ==============      ==============     ==============

Per Share Information - Basic and Diluted
   Net income (loss) per share                    $         0.00     $        (0.05)     $         0.00     $        (0.05)
                                                  ==============     ==============      ==============     ==============

Weighted-average number of common shares
outstanding                                            2,235,659          2,000,000           2,240,492          2,000,000
                                                  ==============     ==============      ==============     ==============

 The accompanying footnotes are an integral part of these financial statements.

                                SUITESPEED, INC.
                            Statements of Cash Flows
                                   (Unaudited)

                                                            Six Months Ended
                                                    ----------------------------------
                                                    June 30, 2005       June 30, 2004
                                                    --------------      --------------
Operating activities
Cash provided by (used in) operating activities     $       35,115      $      (46,182)
                                                    --------------      --------------

Investing activities
       Purchase of property and equipment                  (55,915)           (151,547)
                                                    --------------      --------------
Cash (used in) investing activities                        (55,915)           (151,547)
                                                    --------------      --------------

Financing activities
       Proceeds from Bank loan                                  --             300,000
                                                    --------------      --------------
Cash provided by financing activities                           --             300,000
                                                    --------------      --------------

Net increase (decrease) in cash                            (20,800)            102,271
Cash, beginning of period                                   31,381               6,748
                                                    --------------      --------------
Cash, end of period                                 $       10,581      $      109,019
                                                    ==============      ==============

Cash paid for interest                              $        8,650      $        8,144
                                                    ==============      ==============

Cash paid for income taxes                          $           --      $           --
                                                    ==============      ==============

 The accompanying footnotes are an integral part of these financial statements.

                                Suitespeed, Inc.
                          Notes to Financial Statements
                                  June 30, 2005
                                   (Unaudited)

Note 1 - Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-QSB and Rule 10-01 of Regulation S-B and include the results of Suitespeed, Inc. (the "Company"). Accordingly, certain information and footnote disclosures required in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. In the opinion of the Company's management, the accompanying unaudited condensed financial statements contain all adjustments (consisting only of normal recurring adjustments except as otherwise disclosed herein) that the Company considers necessary for the fair presentation of its financial position as of June 30, 2005, the results of its operations for the three and six month periods ended June 30, 2005 and 2004, and its cash flows for the six month periods ended June 30, 2005 and 2004.

The Company sells, installs and services hardware for wired networking solutions and Wireless Fidelity networking solutions, also known as Wi-Fi, for high speed internet access to hotels, convention centers, corporate apartments and apartments. The Company installs and provides services that address the productivity and communications needs of hotel guests, convention center exhibitors, corporate apartment customers and individual consumers. The Company specializes in providing advanced Wi-Fi wireless services such as the wireless standards known as 802.11a/b/g. The Company utilizes third party contractors to install such hardware and software.

The accompanying unaudited financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has incurred significant operating losses since its inception and, as of June 30, 2005, had a working capital (deficit) and stockholders' (deficit) of $(656,053) and $(593,369), respectively. Accordingly, this raises substantial doubt about the Company's ability to continue as a going concern. As of June 30 2005, the Company had $10,581 in cash. Management has evaluated the Company's alternatives to enable it to pay its liabilities as they become due and payable in the current year, reduce operating losses and obtain additional or new financing in order to advance its business plan. Additional alternatives being considered by management include obtaining financing from new lenders and the issuance of additional equity or debt. Additionally, the Company has implemented cost reduction measures in the areas of general and administrative and sales expenses, which includes reduction in staff.

Results for the interim period are not necessarily indicative of results that may be expected for the entire year.

Note 2 - Earnings Per Share

The Company computes net loss per share under the provisions of SFAS No. 128, "Earnings per Share" (SFAS 128), and SEC Staff Accounting Bulletin No. 98 (SAB
98).

Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the Company's net loss for the period by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share excludes potential common shares if the effect is anti-dilutive. Diluted net loss per share is determined in the same manner as basic net loss per share except that the number of shares is increased assuming exercise of dilutive stock options and warrants using the treasury stock method and shares issuable upon conversion of convertible debt and adding back to net loss the related interest expense. As the Company had a net loss, the impact of the assumed exercise of stock options is anti-dilutive and as such, these amounts have been excluded from the calculation of diluted loss per share.

Note 3 - Notes Payable

At June 30, 2005 the Company has a bank note with an outstanding balance of $300,000 carved out of a $500,000 Line of Credit to a related party. Under the terms of the note, accounts receivable and inventory collateralize the outstanding balance. In addition, the majority shareholder of the Company has personally guaranteed the loan balance. As of June 30, 2004, the interest rate was 7.25%. The Line of Credit matured on March 31, 2005. This date was initially extended to June 30, 2005, at the request of the Company. Thereafter, the parties executed a new credit facility with a maturity date of September 1, 2006, for the line of credit. Concomitant with the extension of the line of credit, the Company's $300,000 carve out was termed with a maturity date of September 1, 2006. Under the term note, the Company agreed to make monthly principal payments of $10,000 plus interest until September 1, 2006, at which time a balloon payment for the remaining principal balance of $180,000 is due.

At June 30, 2005, the Company had related party notes payable totaling $170,000 that are unsecured, bear interest at 5.5% and are payable on demand with a maturity date of December 31, 2005. During the six months ended June 30, 2005, the Company did not make any loan interest payments on these notes; at June 30, 2005, accrued interest payable to the related party was $14,471.

Note 4 - Stockholders' (Deficit)

Common Stock

As of June 30, 2005, 2,240,492 shares of Common Stock were issued and outstanding.

The following common stock transactions were executed during the six months ended June 30th, 2005: (i) on January 1, 2005, the Company issued 233,406 shares of Common Stock to an investment banker for services to be incurred associated with the Company's merger with RoomlinX, Inc. and (ii) the Company issued 5,000 of exerciseable stock options to a former employee.

Stock Options

The Company adopted a long term incentive stock option plan (the "Stock Option Plan") effective January 1, 2004. The Stock Option Plan provides for the issuance of 1,000,000 shares of common stock upon exercise of options which may be granted pursuant to the Stock Option Plan. As of June 30, 2005, options granted to purchase 17,500 shares were outstanding and 982,500 shares are available for future grants of options. The options vest over a four year period from the date of issue and are exercisable for a period of no more than 10 years with the exception that all outstanding options become immediately exercisable concomitant with a liquidating event. On August 8, 2005, such an event occurred with the sale of 100% of the outstanding shares of common stock to RoomlinX.

A summary of stock option activity for the six months ended June 30, 2005, is as follows:

                                                     June 30, 2005
                                          --------------------------------------
                                                                Weighted Average
                                               Shares           Exercise Price
                                          ----------------      ----------------
Outstanding on January 1,                           78,000      $           0.43
Granted                                              7,500                  0.50
Exercised                                           (5,000)                 0.50
Forfeited                                          (63,000)                   --
                                          ----------------
Outstanding on June 30,                             17,500                  0.43
                                          ================
Exercisable on June 30,                              3,750      $           0.04
                                          ================
Shares available for grant on June 30,             982,500
                                          ================

The following table summarizes information about the Company's stock options at June 30, 2005.

                                          Outstanding Stock Options                            Exercisable Stock
                         ------------------------------------------------------------    ---------------------------------
                                                 Remaining            Weighted                                 Weighted
                                                Contractual            Average                                  Average
  Exercise Prices             Shares               Life            Exercise Price           Shares          Exercise Price
---------------------    ------------------    --------------    --------------------    -------------     ---------------
         $0.01                        2,500        7-10          $               0.01            2,500     $         0.01

         $0.50                       15,000        7-10                          0.50            1,250               0.50
                         ------------------                      --------------------    -------------     --------------
                                     17,500                      $               0.30            3,750     $         0.04
                         ==================                      ====================    =============     ===============

Note 5 - Subsequent Events

On August 10, 2005, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with RoomlinX, Inc, and it's wholly-owned subsidiary (hereinafter referred to as "Subcorp") pursuant to which, concurrent with the execution of the Merger Agreement (a) Subcorp merged with and into the Company,
(b) the Company became a wholly-owned subsidiary of RoomlinX, (c) the stockholders of the Company exchanged their 2,238,835 outstanding shares of common stock for 21,450,000 shares of RoomlinX Common Stock and (d) RoomlinX issued 6,183,870 shares of Common Stock to Michael Wasik, the Company's principal stockholder in exchange for and full payment of Related Party Notes Payable and accrued interest totaling $185,491.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                OF ROOMLINX, INC.

The following unaudited pro forma condensed combined financial statements give effect to the acquisition of SuiteSpeed, Inc. by way of the merger of a subsidiary of RoomLinX with SuiteSpeed. This transaction is accounted for utilizing the purchase method of accounting. The pro forma condensed combined balance sheet combines the December 31, 2004 and June 30, 2005 balance sheets of RoomLinX and SuiteSpeed. The pro forma condensed combined statement of operations for the year ended December 31, 2004 and six months ended June 30, 2005 reflects the historical results of RoomLinX and SuiteSpeed for the year ended December 31, 2004 and six months ended June 30, 2005.

The pro forma adjustments are based on currently available information and upon estimates and assumptions that we believe are reasonable under the circumstances. You should read the accompanying unaudited pro forma condensed combined financial data and related notes in conjunction with the unaudited financial statements and notes thereto included in RoomLinX's Form 10-QSB for the quarter and six months ended June 30, 2005 and the audited financial statements and notes thereto included in RoomLinX's Form 10-KSB for the year ended December 31, 2004.

The pro forma condensed consolidated financial statements included in this filing have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures are adequate to make the information not misleading.

                                 RoomLinX, Inc.
                   Pro Forma Condensed Combined Balance Sheet
                                December 31, 2004
                                   (Unaudited)

                                                                       Historical      Historical    Pro Forma          Pro Forma
                                                                        RoomLinX       SuiteSpeed    Adjustments        Combined
                                                                      ------------   ------------   ------------      ------------
                                     ASSETS
Current assets:
  Cash                                                                $     10,141   $     31,381   $                 $     41,522
  Accounts receivable and other                                            178,059        178,297                          356,356
  Inventory                                                                 27,707         95,033                          122,740
  Work in progress                                                          54,738                                          54,738
  Due from sale of continuing professional segment                          75,000                                          75,000
  Prepaid and other current assets                                          26,218          5,901                           32,119
                                                                      ------------   ------------   ------------      ------------
Total Current Assets                                                       371,862        310,612             --           682,474
Property and equipment, net                                                188,724        298,014                          486,738
Goodwill                                                                                                 625,522  (4)      625,522
Other assets                                                                15,489                                          15,489
                                                                      ------------   ------------   ------------      ------------

Total assets                                                          $    576,075   $    608,626   $    625,522      $  1,810,223
                                                                      ============   ============   ============      ============

                    LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:
  Accounts Payable and Accrued Expenses                               $    953,155        154,804                        1,107,959
  Deferred revenue                                                          46,032        568,221                          614,253
  Current portions of obligations under capital lease                      243,383                                         243,383
  Loans Payable                                                            206,220                                         206,220
  Other current liabilities                                                 29,101         24,915                           54,016
  Convertible debenture                                                     10,000                                          10,000
  Related party accrued expenses                                                           14,063                           14,063
  Notes payable                                                                           300,000                          300,000
  Related party notes payable                                                             170,000       (170,000) (3)           --
                                                                      ------------   ------------   ------------      ------------
Total Current Liabilities                                                1,487,891      1,232,003       (170,000)        2,549,894

Commitments and contingencies

Stockholders' (Deficit)
  Preferred Stock, Stated Value $.20; 5,000,000 Shares Authorized;
      Issued and Outstanding 720,000 Shares
                                                                           144,000                                         144,000
  Common Stock, $.001 Par Value, Authorized 250,000,000 shares
      103,991,779 shares; 131,625,649, pro forma shares outstanding)       103,992            200          1,945  (1)      106,755
                                                                                                             618  (3)
  Additional Paid in Capital                                            16,617,261          1,043         (1,043) (1)   16,786,643
                                                                                                         169,382  (3)
  Accumulated Deficit                                                  (17,777,070)      (624,620)       624,620  (2)  (17,777,070)
                                                                      ------------   ------------   ------------      ------------
Total stockholders' deficit                                               (911,817)      (623,377)       795,522          (739,672)
                                                                      ------------   ------------   ------------      ------------

Total liabilities and stockholders' deficit                           $    576,074   $    608,626   $    625,522      $  1,810,222
                                                                      ============   ============   ============      ============

 See notes to the unaudited pro forma condensed combined financial statements.

              Pro Forma Condensed Combined Statements of Operations
                      For the Year Ended December 31, 2004
                                   (Unaudited)

                                                        Historical        Historical         Pro Forma          Pro Forma
                                                         RoomLinX         SuiteSpeed        Adjustments         Combined
                                                       -------------     -------------     -------------      -------------
Revenues
     System sales and installation                     $   1,252,953     $   1,005,384     $          --      $   2,258,337
     Service, maintenance and usage                          755,968           487,463                            1,243,431
                                                       -------------     -------------     -------------      -------------
                                                           2,008,921         1,492,847                --          3,501,768
Cost of revenue
     System sales and installation                         1,069,156           660,609                            1,729,765
     Service, maintenance and usage                          415,811           280,676                              696,487
                                                       -------------     -------------     -------------      -------------
                                                           1,484,967           941,285                --          2,426,252
                                                       -------------     -------------     -------------      -------------
Gross profit                                                 523,954           551,562                --          1,075,516

Operating expenses
     Sales and marketing                                   1,015,638           100,222                            1,115,860
     General and administrative                            1,492,933           439,348                            1,932,281
     Stock compensation                                        1,043                                                  1,043
     Depreciation                                             88,338           115,429                              203,767
                                                       -------------     -------------     -------------      -------------
                                                           2,596,909           656,042                --          3,252,951
                                                       -------------     -------------     -------------      -------------
Loss before other costs and expenses                      (2,072,955)         (104,480)               --         (2,177,435)
                                                       -------------     -------------     -------------      -------------
Other costs and expenses
    Interest expense                                         (54,071)          (20,149)                             -74,220
    Reorganization costs                                 (10,026,707)                                 --        -10,026,707
    Loss on foreign exchange                                 (21,867)                                               -21,867
                                                       -------------     -------------     -------------      -------------
Total other costs and expenses                           (10,102,646)          (20,149)               --        (10,122,795)
                                                       -------------     -------------     -------------      -------------
Net loss                                               $ (12,175,601)    $    (124,629)    $          --      $ (12,300,230)
                                                       =============     =============     =============      =============

Basic and diluted net loss per share                   $       (0.15)    $       (0.06)    $                  $       (0.11)
                                                       =============     =============     =============      =============

Basic and diluted weighted-average number of common
  shares used to calculate net loss per share             81,771,287         2,000,429        27,633,870 (5)    109,405,157
                                                       =============     =============     =============      =============

See notes to unaudited pro forma condensed combined financial statements.

                                 RoomLinX, Inc.
                   Pro Forma Condensed Combined Balance Sheet
                                  June 30, 2005
                                   (Unaudited)

                                                                         Historical     Historical     Pro Forma         Pro Forma
                                                                          RoomLinX      SuiteSpeed    Adjustments        Combined
                                                                        ------------   ------------   ------------     ------------
                                     ASSETS
Current assets:
     Cash                                                               $     36,913   $     10,581   $                $     47,494
     Accounts receivable and other                                           147,937        163,508                         311,445
     Inventory                                                                87,254         64,014                         151,268
     Work in progress                                                         12,154                                         12,154
     Due from sale of continuing professional segment                         75,000                                         75,000
     Deferred finance costs                                                   73,826                                         73,826
     Prepaid and other current assets                                         18,762          9,418                          28,180
                                                                        ------------   ------------   ------------     ------------
Total Current Assets                                                         451,846        247,521             --          699,366
Property and equipment, net                                                  117,574        282,684                         400,258
Goodwill                                                                                                   595,514 (4)      595,514
Other assets                                                                  15,489                                         15,489
                                                                        ------------   ------------   ------------     ------------

Total assets                                                            $    584,909   $    530,205   $    595,514     $  1,710,628
                                                                        ============   ============   ============     ============

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable and accrued expenses                                 $    948,339   $    126,203   $                $  1,074,542
  Deferred revenue                                                           167,168        485,265                         652,433
  Current portion of obligations under capital lease                         245,316                                        245,316
  Notes payable, current portion                                             279,550         80,000                         359,550
  Convertible debentures                                                     727,222                                        727,222
  Related party accrued expenses                                                             15,491                          15,491
  Related party notes payable                                                               170,000       (170,000)(3)           --
  Other current liabilities                                                   25,668         26,615                          52,283
                                                                        ------------   ------------   ------------     ------------
Total current liabilities                                                  2,393,263        903,574       (170,000)       3,126,837
                                                                        ------------   ------------   ------------     ------------

     Notes payable                                                                          220,000                         220,000

Commitments and contingencies

Stockholders' deficit
  Preferred Stock, Stated Value $.20; 5,000,000 Shares Authorized;
      Issued and Outstanding 720,000 Shares                                  144,000                                        144,000

  Common Stock, $.001 Par Value, Authorized 45,000,000 shares
     (250,000,000 pro forma, issued and outstanding
     104,441,799 shares; pro forma 132,075,669 shares)                       104,442            224          1,921 (1)      107,205
                                                                                                               618 (3)
  Additional Paid in Capital                                              17,935,311         13,519        (13,519)(1)   18,104,693
                                                                                                           169,382 (3)
  Accumulated Deficit                                                    (19,992,107)      (607,112)       607,112 (2)  (19,992,107)
                                                                        ------------   ------------   ------------     ------------
Total stockholders' deficit                                               (1,808,353)      (593,369)       765,514       (1,636,208)
                                                                        ------------   ------------   ------------     ------------

Total liabilities and stockholders' deficit                             $    584,909   $    530,205   $    595,514     $  1,710,628
                                                                        ============   ============   ============     ============

See notes to the unaudited pro forma condensed combined financial statements.

                                 RoomLinX, Inc.
              Pro Forma Condensed Combined Statements of Operations
                     For the Six Months Ended June 30, 2005
                                   (Unaudited)

                                                        Historical        Historical         Pro Forma          Pro Forma
                                                         RoomLinX         SuiteSpeed        Adjustments          Combined
                                                       -------------     -------------     -------------      -------------
 Revenues
      System sales and installation                    $     618,535     $     199,231     $                  $     817,766
      Service, maintenance and usage                         428,903           283,581                              712,484
                                                       -------------     -------------     -------------      -------------
                                                           1,047,439           482,812                --          1,530,251
 Cost of revenue
      System sales and installation                          515,843            21,762                              537,605
      Service, maintenance and usage                         333,957           133,097                              467,054
                                                       -------------     -------------     -------------      -------------
                                                             849,800           154,859                --          1,004,659
                                                       -------------     -------------     -------------      -------------
 Gross profit                                                197,639           327,953                --            525,592

 Operating expenses
      Sales and marketing                                    342,324            37,036                              379,360
      General and administrative                           1,030,227           175,172                            1,205,399
      Stock compensation                                                        12,500                               12,500
      Depreciation                                            62,849            79,846                              142,695
                                                       -------------     -------------     -------------      -------------
                                                           1,435,400           304,554                --          1,739,954
                                                       -------------     -------------     -------------      -------------
 Loss before other costs and expenses                     (1,237,762)           23,399                --         (1,214,363)
                                                       -------------     -------------     -------------      -------------
 Other costs and expenses
     Interest expense                                       (845,093)          (14,293)                            (859,386)
     Income on foreign exchange                               14,544                                                 14,544
     Finance costs                                          (146,676)                                              (146,676)
                                                       -------------     -------------     -------------      -------------
 Total other costs and expenses                             (977,225)          (14,293)               --           (844,842)
                                                       -------------     -------------     -------------      -------------
 Net loss                                              $  (2,214,986)    $       9,106     $          --      $  (2,059,204)
                                                       =============     =============     =============      =============

Basic and diluted net loss per share                   $       (0.02)    $        0.00     $                  $       (0.02)
                                                       =============     =============     =============      =============
Basic and diluted weighted-average number of common
  shares used to calculate net loss per share            104,291,799         2,240,492        27,633,870 (5)    131,925,669
                                                       =============     =============     =============      =============

See notes to unaudited pro forma condensed combined financial statements.

                                 ROOMLINX, INC.

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

                                   (Unaudited)

PRO FORMA ADJUSTMENTS

1. All outstanding shares of SuiteSpeed common stock were converted into 21,450,000 shares of RoomLinX's common stock.

2. SuiteSpeed's accumulated deficit has been eliminated since the transaction has been accounted for as a purchase.

3. Upon completion of the merger and pursuant to the merger agreement, RoomLinX issued 6,183,870 shares of common stock in exchange for debt to certain shareholders of SuiteSpeed in the amount of $170,000.

4. The acquisition has been accounted for by the purchase method of accounting and, accordingly, the purchase price has been allocated, on a preliminary basis, to the assets acquired and liabilities assumed based on estimates of fair market values at the date of acquisition. The cost of the acquisition exceeded the fair value of the acquired net assets by approximately $625,000 which has been recorded as goodwill.

5. Loss Per Share

Basic and diluted net loss per share are calculated by dividing pro forma net loss by the pro forma outstanding common shares.

The weighted average shares outstanding have been adjusted to reflect the shares to be issued as a result of the merger transaction.